Exhibit 10.21
ESSENTIAL PROPERTIES REALTY TRUST, INC.
2023 Incentive Plan
Restricted Stock Unit Award Notice
[Recipient Name]
You have been awarded a restricted stock unit award with respect to shares of Common Stock of Essential Properties Realty Trust, Inc., a Maryland corporation (the “Company”), pursuant to the terms and conditions of the Essential Properties Realty Trust, Inc. 2023 Incentive Plan (the “Plan”) and the Restricted Stock Unit Award Agreement (together with this Award Notice, the “Agreement”). Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.
Restricted Stock Units:    You have been awarded a restricted stock unit award with respect to [ ] shares of Common Stock, $0.01 par value per share, subject to adjustment as provided in Section 6.2 of the Agreement.
Grant Date:    [ ]
Vesting Schedule:    Except as otherwise provided in the Plan, the Agreement or any other agreement between the Company or any of its Subsidiaries and Holder, the Award shall vest in [ ] annual installments on [ ] if, and only if, Holder is, and has been, continuously (except for any absence for vacation, leave, etc. in accordance with the Company’s or its Subsidiaries’ policies): (i) employed by the Company or any of its Subsidiaries, (ii) serving as a Non-Employee Director or (iii) providing services to the Company or any of its Subsidiaries as an advisor or consultant, in each case, from the date of this Agreement through and including such date.

ESSENTIAL PROPERTIES REALTY TRUST, INC.
By:	______________________________
Name:
Title:

Acknowledgment, Acceptance and Agreement:
By signing below and returning this Award Notice to Essential Properties Realty Trust, Inc., I hereby acknowledge receipt of the Agreement and the Plan, accept the Award granted to me and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

______________________________
Holder
______________________________
Date

ESSENTIAL PROPERTIES REALTY TRUST, INC.
2023 Incentive Plan
Restricted Stock Unit Award Agreement
Essential Properties Realty Trust, Inc., a Maryland corporation (the “Company”), hereby grants to the individual (the “Holder”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Grant Date”), pursuant to the provisions of the Essential Properties Realty Trust, Inc. 2023 Incentive Plan (the “Plan”), a restricted stock unit award (the “Award”) with respect to the number of shares of the Company’s Common Stock, $0.01 par value per share (“Stock”) set forth in the Award Notice, upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the “Agreement”). Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.
1.Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder (a) accepts this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company (or electronically accepts this Agreement within the Holder’s stock plan account with the Company’s stock plan administrator according to the procedures then in effect) and (b) agrees to abide by all administrative procedures established by the Company or its stock plan administrator, including any procedures requiring the Holder to notify the Company of any proposed sale of any Stock acquired upon the vesting of this Award.
2.Rights as a Stockholder. The Holder shall not be entitled to any privileges of ownership with respect to the shares of Stock subject to the Award unless and until, and only to the extent, such shares become vested pursuant to Section 3 hereof and the Holder becomes a stockholder of record with respect to such shares in accordance with Section 4 hereof. The Award includes a right to dividend equivalents equal to the value of any dividends paid on the Stock for which the dividend record date (the “Record Date”) occurs between the Grant Date and the date the Award is settled or forfeited. Subject to Holder’s continued employment with the Company on the date on which the dividends are paid to the Company’s stockholders (the “Dividend Payment Date”), each dividend equivalent entitles Holder to receive the equivalent cash value of any such dividends paid on the number of shares of Stock underlying the Award that are outstanding on the Record Date. Dividend equivalents will be paid (without interest) within sixty (60) days following the Dividend Payment Date.
3.Restriction Period and Vesting.
3.1.Service-Based Vesting Condition. Except as otherwise provided in this Section 3, the Award shall vest in accordance with the vesting schedule set forth in the Award Notice (each date, a “Vesting Date”) if, and only if, the Holder is, and has been, continuously (except for any absence for vacation, leave, etc. in accordance with the Company’s or its Subsidiaries’ policies): (i) employed by the Company or any of its Subsidiaries, (ii) serving as a Non-Employee Director or (iii) providing services to the Company or any of its Subsidiaries as an advisor or consultant, in each case, from the date of this Agreement through and including such date. The period of time prior to the vesting shall be referred to herein as the “Restriction Period.”
3.2.Termination of Employment due to Death or Disability. If the Holder’s employment with the Company terminates prior to the end of the Restriction Period by reason of the Holder’s death or termination by the Company due to Disability, then in either such case the Award shall become fully vested. For purposes of this Award, “Disability” shall have the meaning set forth in the employment agreement, if any, between the Holder and the Company or any of its Subsidiaries, provided that if Holder is not a party to an employment agreement that contains such definition, then “Disability” shall mean Holder’s inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively Holder’s duties and obligations to the Company or any of its Subsidiaries or, if applicable based on Holder’s position, to participate effectively and actively in the management of the Company or any of its Subsidiaries for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve month period, as determined in the reasonable judgment of the Board. A Disability shall be deemed to have occurred on the date that either Holder or Holder’s personal representative or legal guardian, on the one hand, or the Company, on the other hand, provides notice to the other party of the satisfaction of each of the requirements to constitute a Disability set forth above or on such other date as the parties shall mutually agree.
3.3.Termination by Company without Cause or by the Holder for Good Reason following a Change in Control. If the Holder’s employment with the Company is terminated (i) by the Company without Cause or (ii) within 18 months following a Change in Control, by the Holder for Good Reason, then the Award shall become fully vested upon such termination of employment. For purposes of this Award, “Cause” shall have the meaning set forth in the employment agreement, if any, between the Holder and the Company or any of its Subsidiaries, provided that if Holder is not a party to an employment agreement that contains such definition, then “Cause” shall mean one or more of the following: (i) Holder’s refusal (after written notice and reasonable opportunity to cure) to perform duties properly assigned which are consistent with the scope and nature of Holder’s position; (ii) Holder’s commission of an act materially and demonstrably detrimental to the financial condition and/or goodwill of the Company or any of its Subsidiaries, which act constitutes gross negligence or willful misconduct in the performance of duties to the Company or any of its Subsidiaries; (iii) Holder’s commission of any theft, fraud, act of dishonesty or breach of trust resulting in or intended to result in material personal gain or enrichment of Holder at the direct or indirect expense of the Company or any of its Subsidiaries; (iv) Holder’s conviction of a felony involving moral turpitude, but specifically excluding any conviction based entirely on vicarious liability; or (v) a material violation of any restrictive covenant with respect to non-competition, non-solicitation, confidentiality or protection of trade secrets (or similar provision regarding intellectual property) by which Holder is bound under any agreement between Holder and the Company and its Subsidiaries. No act or failure to act will be considered “willful” (x) unless it is done, or omitted to be done, by Holder in bad faith or without reasonable belief that Holder’s action or omission was in the best interests of the Company or (y) if it is done, or omitted to be done, in reliance on the informed advice of the Company’s outside counsel or independent accountants or at the express direction of the Board. For purposes of this Award, “Good Reason” shall have the meaning set forth in the employment agreement, if any, between the Holder and the Company or any of its Subsidiaries, provided that if Holder is not a party to an employment agreement that contains such definition, then “Good Reason” shall be defined as: (i) a change by the Company of the Holder’s principal place of work to a location either (x) more than 75 miles from Princeton, New Jersey or (y) north of the territorial boundary of New York City, in either case, without the consent of the Holder or (ii) any material reduction by the Company of the Holder’s base salary. Notwithstanding the foregoing, no Good Reason shall exist unless the Holder (i) has given the Company written notice of the occurrence of such Good Reason event within 30 days after the initial existence of such event; (ii) the Company has failed to cure such Good Reason event within 30 days of receiving such notice from the Holder; and (iii) the Holder’s resignation of employment is effective within 30 days after the end of such 30-day cure period. If the Company cures the Good Reason event during such cure period, Good Reason shall.be deemed not to have occurred.

3.4.Termination for any Other Reason. If the Holder’s employment with the Company terminates prior to the end of the Restriction Period (i) by the Company for any reason (other than without Cause or by reason of the Holder’s death or Disability) or (ii) by the Holder for any reason (other than due to Good Reason within 18 months following a Change in Control), then the portion of the Award that was not vested immediately prior to such termination of employment shall be immediately forfeited by the Holder and cancelled by the Company.
4.Issuance or Delivery of Shares.  Except as otherwise provided for herein, within 60 days after the applicable Vesting Date (or, if earlier, a termination of employment in accordance with Sections 3.2 through 3.3 hereof), the Company shall issue or deliver, subject to the conditions of this Agreement, the vested shares of Stock to Holder. Such issuance or delivery shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance or delivery, except as otherwise provided in Section 6.  Prior to the issuance to Holder of the shares of Stock subject to the Award, Holder shall have no direct or secured claim in any specific assets of the Company or in such shares of Stock, and shall have the status of a general unsecured creditor of the Company.
5.Transfer Restrictions and Investment Representation.
5.1.Nontransferability of Award. During the Restriction Period, neither the Award nor the shares of Stock subject to the Award and not then vested may be offered, sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) by the Holder or be subject to execution, attachment or similar process other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award or such shares shall be null and void.
5.2.Investment Representation. The Holder hereby represents and covenants that (a) any share of Stock acquired upon the vesting of the Award shall be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of vesting of any shares of Stock hereunder or (y) is true and correct as of the date of any sale of any such share, as applicable. As a further condition precedent to the delivery to the Holder of any shares of Stock subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.
6.Additional Terms and Conditions of Award.
6.1.Withholding Taxes. (a) As a condition precedent to the delivery of the Stock upon the vesting of the Award, the Holder shall, upon request by the Company, pay to the Company such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award. If the Holder shall fail to advance the

Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Holder.
(a)The Holder may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company, (2) delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Stock having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises (the “Tax Date”), equal to the Required Tax Payments, (3) authorizing the Company to withhold whole shares of Stock which would otherwise be delivered to the Holder having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments or (4) any combination of (1), (2) and (3). Any fraction of a share of Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder. No share of Stock or certificate representing a share of Stock shall be delivered until the Required Tax Payments have been satisfied in full.
6.2.Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of shares of Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the terms of this Award, including the number and class of securities subject hereto, shall be appropriately adjusted by the Committee. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of the Holder. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.
6.3.Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of shares hereunder, the shares of Stock subject to the Award shall not vest or be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.
6.4.Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Holder, or any provision of the Agreement or the Plan, give or be deemed to give the Holder any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time.
6.5.Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.
6.6.Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall,

upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.
6.7.Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Essential Properties Realty Trust, Inc., Attn: [ ], and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.
6.8.Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Maryland and construed in accordance therewith without giving effect to principles of conflicts of laws.
6.9.Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control. The Holder hereby acknowledges receipt of a copy of the Plan.
6.10.Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the shares of Stock subject to this Award and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to such shares of Stock, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.
6.11.Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.
6.12.Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Holder, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.
6.13.Counterparts. The Award Notice may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.
6.14.Compliance With Section 409A of the Code. This Award is intended to be exempt from or comply with Section 409A of the Code, and shall be interpreted and construed accordingly, and each payment hereunder shall be considered a separate payment. To the extent this Agreement provides for the Award to become vested and be settled upon the Holder’s termination of employment, the applicable shares of Stock shall be transferred to the Holder or his or her beneficiary upon the Holder’s “separation from service,” within the meaning of Section 409A of the Code; provided that if the Holder is a “specified employee,” within the meaning of Section 409A of the Code, then to the extent the Award constitutes nonqualified deferred compensation, within the meaning of Section 409A of the Code, such shares of Stock shall be transferred to the Holder or his or her beneficiary upon the earlier to occur of (a) the six-month anniversary of such separation from service and (b) the date of the Holder’s death.